Exhibit 6

NOVATION AGREEMENT

(Voting Agreement)

This Novation Agreement (Voting Agreement) dated as of March 18, 2013 (this “Agreement”) is made by and among Mill Road Capital, L.P., a Delaware limited partnership (“Mill Road”), Mill Road Capital II, L.P, a Delaware limited partnership and an affiliate of Mill Road (“Mill Road II”), Lane Five Partners LP, a Delaware limited partnership (the “Lane Five Fund”), Lane Five Capital Management LP, a Delaware limited partnership (the “Lane Five Advisor”), and Pleiades Investment Partners – LA, L.P., a Delaware limited partnership (the “Pleiades Fund”).

WHEREAS, Mill Road, the Lane Five Fund, the Lane Five Advisor and the Pleiades Fund (collectively, the “Original Parties”) entered into a Voting Agreement dated as of November 9, 2012 (the “Voting Agreement”), and Mill Road desires to transfer (the “Transfer”) 831,771 shares of common stock, $0.0001 par value, of Learning Tree International, Inc. to Mill Road II; and

WHEREAS, the Original Parties desire to consent to the Transfer and, upon the effectiveness thereof, to novate the Voting Agreement to substitute Mill Road II in place of Mill Road for all purposes thereof;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Transfer and Novation.

1.1 Consent. The Original Parties hereby consent to the Transfer in accordance with Section 2(a) of the Voting Agreement.

1.2 Novation. The Original Parties and Mill Road II hereby agree to the novation, effective immediately upon the effectiveness of the Transfer (the “Effective Time”), of the Voting Agreement so that, upon and after the Effective Time:

(a)	Mill Road II is substituted for Mill Road for all purposes under the Voting Agreement; and

(b)	every reference in the Voting Agreement to Mill Road shall be read as a reference to Mill Road II.

1.3 Assignment, Assumption and Delegation of Rights and Obligations.

(a)	Assignment and Delegation. Mill Road hereby assigns and delegates to Mill Road II all of the rights, liabilities and obligations of Mill Road in, to and under the Voting Agreement, effective as of the Effective Time.

(b)	Acceptance and Assumption. Mill Road II hereby accepts and assumes all of the rights, liabilities and obligations of Mill Road in, to and under the Voting Agreement, and agrees to be a party to and bound by the terms and conditions of the Voting Agreement, in the case of each of the foregoing, effective as of the Effective Time.

1.4 Amendment and Restatement of Exhibit A to the Voting Agreement. The Voting Agreement is hereby amended, effective as of the Effective Time, by amending and restating Exhibit A thereto in the form of Annex I attached hereto.

SECTION 2. Representations and Warranties. Each party hereto represents and warrants to each other party that (a) such party has all requisite capacity, power and authority to enter into this Agreement, (b) the execution and delivery of this Agreement by such party have been duly and validly authorized by all necessary action on the part of such party, (c) this Agreement has been duly executed and delivered by such party, and (d) if such party is executing and delivering this Agreement on behalf of another party, such executing party has all requisite capacity, power and authority to enter into this Agreement on behalf of such other party and to bind such other party to the terms hereof.

SECTION 3. Miscellaneous.

3.1 Entire Agreement; Effect on Voting Agreement. This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, commitments, agreements, understandings, duties and obligations among them respecting the subject matter hereof. Except as expressly modified hereby, the terms and conditions of the Voting Agreement shall remain in full force and effect.

3.2 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

3.3 Amendment and Waiver. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by all of the parties hereto. This Agreement shall inure to the benefit of and be binding on each party and their respective legal representatives, successors and permitted assigns.

3.4. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement. Counterparts may be delivered via facsimile, electronic mail with digital attachment (including .pdf or .tiff) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Novation Agreement (Voting Agreement) as an instrument under seal as of the day and year first written above.

Mill Road Capital, L.P.

By:	Mill Road Capital GP LLC
its general partner

By:	/s/ Justin C. Jacobs
Justin C. Jacobs
Management Committee Director

Mill Road Capital II, L.P.

By:	Mill Road Capital II GP LLC
its general partner

By:	/s/ Justin C. Jacobs
Justin C. Jacobs
Management Committee Director

[Signature Page to Novation Agreement (Voting Agreement)]

Lane Five Partners LP

By:	Lane Five Partners GP LLC,
its general partner

By:	/s/ Lisa O’Dell Rapuano
Lisa O’Dell Rapuano
Managing Member

Lane Five Capital Management LP

By:	Lane Five Capital Management, LLC
its general partner

By:	/s/ Lisa O’Dell Rapuano
Lisa O’Dell Rapuano
Managing Member

Pleiades Investment Partners – LA, L.P.

By:	Lane Five Capital Management LP
its attorney-in-fact

By:	Lane Five Capital Management, LLC
its general partner

By:	/s/ Lisa O’Dell Rapuano
Lisa O’Dell Rapuano
Managing Member

[Signature Page to Novation Agreement (Voting Agreement)]

EXHIBIT A

INTERESTED PARTY	Interested Party Securities

Mill Road II	831,771 shares of LTI’s common stock, $0.0001 par value (“Common Stock”)

AFFILIATED SHAREHOLDERS	Affiliated Shareholder Securities

Mill Road Capital II GP LLC (1)	831,771 shares of Common Stock (1)
Mill Road Capital Management LLC (2)
Thomas E. Lynch (3)	831,771 shares of Common Stock (3)
Scott P. Scharfman (3)	831,771 shares of Common Stock (3)
Charles M. B. Goldman (3)
Justin C. Jacobs (3)

(1)	These shares are held directly by Mill Road II. Mill Road Capital II GP LLC (the “MR GP”) is the sole general partner of Mill Road II and, accordingly, may be deemed to be the indirect Beneficial Owner of the shares of Common Stock held by Mill Road II.
(2)	Mill Road Capital Management LLC provides advisory and administrative services to the MR GP.
(3)	These shares are held directly by Mill Road II. Messrs. Lynch, Scharfman, Goldman and Jacobs are the Management Committee Directors of the MR GP. Each of Messrs. Lynch and Scharfman has the shared authority to vote and dispose of these shares on behalf of Mill Road II and, accordingly, may be deemed to be the indirect Beneficial Owner of the shares of Common Stock held by Mill Road II.

INTERESTED PARTY	Interested Party Securities

Lane Five Fund	326,236 shares of Common Stock

AFFILIATED SHAREHOLDERS	Affiliated Shareholder Securities

Lane Five Partners GP LLC (3)	326,236 shares of Common Stock (3)
Lane Five Advisor (4)	See (4)
Lane Five Capital Management, LLC (4)	See (4)
Lisa O’Dell Rapuano (4)	See (4)

(3)	These shares are held directly by the Lane Five Fund. Lane Five Partners GP LLC (the “LF Fund GP”) is the sole general partner of the Lane Five Fund and, accordingly, may be deemed to be the indirect Beneficial Owner of the shares of Common Stock held by the Lane Five Fund.
(4)	See the information provided on this Exhibit A for the Lane Five Advisor Interested Party.

INTERESTED PARTY	Interested Party Securities

Pleiades Fund	157,542 shares of Common Stock

AFFILIATED SHAREHOLDERS	Affiliated Shareholder Securities

Veritable Partnership Holding, Inc. (5)	157,542 shares of Common Stock (5)
Lane Five Advisor (6)	See (6)
Lane Five Capital Management, LLC (6)	See (6)
Lisa O’Dell Rapuano (6)	See (6)

(5)	These shares are held directly by the Pleiades Fund. Veritable Partnership Holding, Inc. is the sole general partner of the Pleiades Fund and, accordingly, may be deemed to be the indirect Beneficial Owner of the shares of Common Stock held by the Pleiades Fund.
(6)	See the information provided on this Exhibit A for the Lane Five Advisor Interested Party.

INTERESTED PARTY	Interested Party Securities

Lane Five Advisor (7)	483,778 shares of Common Stock (7)

AFFILIATED SHAREHOLDERS	Affiliated Shareholder Securities

Lane Five Capital Management, LLC (8)	483,778 shares of Common Stock (8)
Lisa O’Dell Rapuano (9)	483,778 shares of Common Stock (9)

(7)	326,236 of these shares are held directly by the Lane Five Fund. The Lane Five Advisor has the power to vote and dispose of the shares of Common Stock held by the Lane Five Fund and, accordingly, may be deemed to be the indirect Beneficial Owner of the shares of Common Stock held by the Lane Five Fund. 157,542 of these shares are held directly by the Pleiades Fund. The Lane Five Advisor has the power to vote and dispose of the shares of Common Stock held by the Pleiades Fund and, accordingly, may be deemed to be the indirect Beneficial Owner of the shares of Common Stock held by the Pleiades Fund.

(8)	The Lane Five Advisor has Beneficial Ownership of these shares. Lane Five Capital Management, LLC (the “LF Advisor GP”) is the sole general partner of the Lane Five Advisor and, accordingly, may be deemed to be the indirect Beneficial Owner of the shares of Common Stock Beneficially Owned by the Lane Five Advisor.
(9)	The LF Advisor GP may be deemed to have Beneficial Ownership of these shares. Ms. Rapuano is a managing member of the LF Advisor GP and, accordingly, may be deemed to be the indirect Beneficial Owner of the shares of Common Stock Beneficially Owned by the LF Advisor GP. Ms. Rapuano is also a managing member of the LF Fund GP and, accordingly, may be deemed to be the indirect Beneficial Owner of the 326, 236 shares of Common Stock Beneficially Owned by the LF Fund GP.